Exhibit 99.l

                 Montpelier Re Holdings Ltd. Announces
               Resignation and Nomination of Directors

    HAMILTON, Bermuda--(BUSINESS WIRE)--Feb. 24, 2006--Montpelier Re Holdings Ltd. (NYSE: MRH) today announced that John D. Gillespie, Kamil M. Salame and William L. Spiegel have advised the Company of their intention to resign as members of the Board of Directors with effect from the conclusion of the 2006 Annual General Meeting.
    The Company also announced that, in order to fill the resulting vacancies, the Board of Directors has nominated Morgan W. Davis, Clement S. Dwyer, Jr. and Candace L. Straight as candidates for election to the Board of Directors at the Annual General Meeting upon the recommendation of the Compensation and Nominating Committee.
    Anthony Taylor, Chairman and Chief Executive said, "The Board expresses its gratitude to John, Kamil and William for their great service to the Company through its formative years. We are also delighted to have attracted three such well qualified nominees for election to the Board."
    Morgan W. Davis is currently a director of One Beacon LLC, Esurance, Merastar Industries, and President & Director of American Centennial Insurance Co. Mr. Davis was formerly Managing Director at One Beacon Insurance Co. from 2001 to 2005. From 1994 to 2001, he served in a variety of capacities for White Mountains Insurance Group Ltd. Prior thereto he was with Fireman's Fund Insurance Co. for seven years and INA/Cigna for ten years. During his career he has been on a variety of boards, including, CCC, Claims IQ, Azusa Pacific University, California State Seismic Safety Commission, Entertainment Digital Network, National Automobile Club and a variety of insurance companies (Alaska Pacific, Charter, Main Street America, National Farmers' Union, Peninsula, White Mountains, Valley Group).
    Clement S. Dwyer, Jr., has over 35 years of experience in the insurance and reinsurance industries, concentrating primarily on worldwide property and casualty business and the financing of insurance enterprises. Mr. Dwyer is the Managing Member of URSA Advisors, LLC, a company formed in 1997 to provide insurance and reinsurance advisory services. Prior to the formation of URSA Advisors, Mr. Dwyer was President and CEO of Signet Star Holdings, Inc., a reinsurance subsidiary of W.R. Berkeley Corp. From 1970 to 1996, Mr. Dwyer was with Guy Carpenter & Company, Inc., most recently as an Executive Vice President and Director. He served as Head of their North American Brokering Operations and was responsible for Property, Casualty, Ocean Marine, Life Health, Facultative and London Market Wholesale brokering. Mr. Dwyer serves on the Boards of Old American Insurance Investors and Holborn Corporation, is an advisor to Corporate Partners LP, The Beekman Group, and is also a member of the Executive Advisory Council of St. John's University, School of Risk Management, Insurance & Actuarial Science. Mr. Dwyer is a Chartered Property & Casualty Underwriter and ARIAS-US Certified Arbitrator. Mr. Dwyer graduated from Tufts University (BA 1970), attended Stanford University Graduate School of Business - Executive Program, and St. John's University, School of Risk Management, Insurance & Actuarial Science.
    Candace L. Straight has served since 1997 as a self-employed investment banking consultant specializing in the insurance industry. Formerly, she served as an Advisory Director of Securitas Capital LLC (a global private equity investment firm dedicated to making investments in the insurance sector) from 1998 to 2003. She currently serves as a director of Neuberger Berman Mutual Funds, Providence Washington Insurance Company, National Atlantic Holdings Corporation and Proformance Insurance Company.

    Montpelier Re Holdings Ltd., through its operating subsidiary Montpelier Reinsurance Ltd., is a premier provider of global property and casualty reinsurance and insurance products. During the year ended December 31, 2005, Montpelier underwrote $978.7 million in gross premiums written. Shareholders' equity at December 31, 2005 was $1.1 billion. Additional information can be found in Montpelier's public filings with the Securities and Exchange Commission.

    Application of the Safe Harbor of the Private Securities
Litigation Reform Act of 1995:

    This press release contains, and Montpelier may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Montpelier's control, that could cause actual results to differ materially from such statements. In particular, statements using words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import generally involve forward-looking statements.

    Important events and uncertainties that could cause the actual results, future dividends or future repurchases to differ include, but are not necessarily limited to: market conditions affecting Montpelier's common share price; our short operating and trading history; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the estimates reported by syndicates under existing qualifying quota share contracts; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; our reliance on industry loss estimates and those generated by modeling techniques; unanticipated adjustments to premium estimates; the possibility of severe or unanticipated losses from natural or man-made catastrophes, including Hurricanes Katrina, Rita and Wilma; evolving interpretive issues with respect to coverage as a result of Hurricanes Katrina, Rita and Wilma; the effectiveness of our loss limitation methods; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic conditions; changes in governmental regulation or tax laws in the jurisdictions where we conduct business; the total industry losses resulting from Hurricanes Katrina, Rita and Wilma; the actual number of our insureds incurring losses from these storms; the limited actual loss reports received from our insureds to date; the impact of these storms on our reinsurers; the amount and timing of reinsurance recoverables and reimbursements actually received by us from our reinsurers; the overall level of competition, and the related demand and supply dynamics, in our markets relating to growing capital levels in the reinsurance industry, declining demand due to, among other things, increased retentions by cedants, and other factors; market acceptance of the underwriting capacity of Blue Ocean Reinsurance Ltd. without a financial strength rating from an independent rating agency; the impact of terrorist activities on the economy; and rating agency policies and practices. Montpelier's forward-looking statements concerning market fundamentals could be affected by changes in demand, pricing and policy term trends and competition. These and other events that could cause actual results to differ are discussed in detail in "Risk Factors" under Item 8.01 of Montpelier's Current Report on Form 8-K filed on September 27, 2005 with the Securities and Exchange Commission.

    Montpelier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.



    CONTACT: Montpelier Re Holdings Ltd.
             Keil Gunther, 441-297-9570